                                  EXHIBIT 10.2


East Bay Regional Office                                Date: September 11, 1997
1331 N. California Blvd.
Suite 320
Walnut Creek, Ca. 94596-9504

                                            Borrower: New Arts Acquisition, Inc.

    Subject: CREDIT TERMS AND CONDITIONS ("AGREEMENT")

    Gentlemen:

    To induce Imperial Bank (herein sometimes herein referred to as "you" and sometimes as "Bank") to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

    A.  Borrower represents and warrants that:

        1. EXISTENCE AND RIGHTS. Borrower is a Delaware Corporation. Borrower is duly organized and existing and in good standing under the laws of the State of Delaware (without limit as to the duration of its existence); Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the corporate power and adequate corporate authority to make and carry out this Agreement. Borrower has no investment in any other business entity except as follows:

           (a) Pinnacle American Realty Tax Services, Inc.
           (b) Pinnacle American Realty Tax Service of New York, Inc.

        2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

        3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

        4. LITIGATION. To the knowledge of Borrower (i) there is no litigation or other legal proceedings pending or threatened against Borrower, which individually or in the aggregate would have a material adverse effect on the financial condition, operations, or business of Borrower; and (ii) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other


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
        governmental or regulatory authority, where such default would have a material adverse effect to the financial condition, operations or business of Borrower.

    5. FINANCIAL CONDITION. The Recasted and Forecasted Income Statement, Summary Cash Flow & Dividend Analysis, Proforma Balance Sheets, Cash Flow Forecast and Financing Analysis of Borrower, copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are prepared in good faith based upon reasonable assumptions, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained.

    6.  TITLE TO ASSETS. Borrower has good title to its assets.

    7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, not subject to dispute by Borrower and for which reasonable reserves have been established and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

    8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

    9. REGULATION U. The collateral for this loan is not margin stock within the definition of Regulation U of the Board of Governors of the Federal Reserve system.

B. Borrower agrees that so long as it is indebted to you, it will, unless you shall otherwise consent in writing:

    1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

    2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

    3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

        (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

        (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed adequate with respect thereto.

        4. PROFITABILITY. Borrower, on a consolidate basis with National Insurance Group ("Guarantor") to be profitable on a fiscal year basis and shall not have losses for any two consecutive quarters.

        5. NOTICE OF DEFAULT. Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

        6. BANKING RELATIONSHIP. Maintain, and cause all its subsidiaries to maintain, all significant bank deposit accounts and banking relationship with Bank.

        7. COSTS AND FEES.

           (a) Borrower shall pay to Bank all legal fees, documentation costs and all out of pocket cost and expenses incurred by the Bank in connection with the negotiation and preparation of this Agreement, including but not limited to filing fees.

           (b) Borrower will pay promptly to Bank without demand, after notice, with interest thereon from the date of expenditure at the rate applicable to the loan from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising any loan whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

        8. EXCESS CASH FLOW PRINCIPAL PAYMENTS. Commencing April 1, 1999, and on the 91st day of each fiscal year thereafter, pay to Bank as a principal reduction of any loan made by Bank to Borrower, an Excess Cash Flow Principal Payment ("ECFPP") equal to Excess Cash Flow ("ECF") times Principal Payment Percentage ("PPP"). For the purpose of this Section 8 the following definitions shall apply:

           (a) "CFBD" means the Guarantor's audited net income after tax, plus depreciation, amortization, plus (less) changes in working capital, less principal and interest payments on all debt, less capital expenditures. CFBD excludes any cash received from financing activities (i.e. new loans, new equity and other forms of financing). In addition, CFBD shall not include amounts reported on Guarantor's consolidated statements of cash flows as reported in its SEC financial statements representing proceeds from the sale, maturity or purchase of investment securities, as reported in accordance with Generally Accepted Accounting Principals.

           (b) "MDA means $0.48 times the number of Guarantor's common shares outstanding as of any fiscal years.

           (c) "ECF" means the difference between CFBD and the MDA measured on an annual basis on the 91st day following each fiscal year end.

           (d) "ECFPP" means the annual payment to be made by Borrower as a reduction in the principal of the obligations owing Bank from Borrower paid in accordance with the provisions of this Section B.8.

            (e) "PPP" means the percentage of ECF to be paid by Borrower each year to Bank in accordance with the provisions of this Section
                B.8. The PPP's for each year is set forth in Schedule A attached hereto.

        9. REPORTING REQUIREMENTS. Borrower will provide the following to Bank, all in form and substance satisfactory to Bank:

            (a) Commencing with the fiscal year 1999, and each year thereafter no later than the 91st day of each fiscal year, a certificate of the calculation of ECF, certified to by the Chief Financial Officer of the Borrower. The calculation shall set forth, in reasonable detail, the method of determining ECF and such other variables as are relevant in determining the ECFPP, as estimated in the attached Schedule A.

            (b) Cause the Guarantor to provide those reports required by Section
                7 of the Credit Terms and Conditions executed by Guarantor in favor of Bank dated April 2, 1997, ("Guarantor's Credit Agreement"), as such may be amended, modified, superseded, replaced, restated or modified even if the Guarantor's Credit Agreement is terminated or no longer in effect for any reason.

        10. USE OF PROCEEDS. Borrower shall use the proceeds of any loan from Bank only to purchase the assets of American Realty Tax Services, Inc. ("Seller") and American Realty Tax Services of New York pursuant to the terms of that Asset Purchase Agreement ("Purchase Agreement") dated as of August 15, 1997 between Seller, Borrower and Guarantor.

        11. PURCHASE AGREEMENT. Prior to the Bank making any loans to Borrower, Borrower shall provide Bank with an executed copy of the Purchase Agreement.

        12. GUARANTEE. Prior to Bank making any loans to Borrower, Borrower shall cause Guarantor to execute a guarantee in form, substance and amounts satisfactory to bank guaranteeing Borrower's obligations to Bank and Bank shall have received an Amendment to the Pledge Agreement executed by Guarantor and an amendment to the Guarantor's Credit Agreement.

        13. NET WORTH. Maintain, on a consolidated basis with Guarantor and Guarantor's and Borrower's subsidiaries, a tangible net worth (meaning the excess of all assets, excluding any value for good will, provided that good will for Borrower will be included, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, over its liabilities) of not less than $25,000,000 to increase each fiscal year end, commencing with fiscal year end 1997, by Guarantor's net income minus dividends paid.

        14. CASH FLOW COVERAGE. Commencing with fiscal year 1997 and thereafter on an annual basis, the aggregate sum of Borrower's and Guarantor's net profit plus period depreciation divided by the current portion of long term debt and capitalized leases shall not be less than 1.4.

        15. QUALIFICATION TO DO BUSINESS. Within 90 days from the date of this Agreement qualify as a foreign corporation to do business in California.

C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

     1. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in its business or operations or make any change in incumbency of Mark A. Speizer as chairman and Chief Executive Officer of Borrower or of Bruce A. Cole as President of Borrower.

D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

     1. FAILURE TO PAY. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you within 10 days of the date when due.

     2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this Agreement, or any other agreement or document executed by Borrower in favor of Bank, binding upon Borrower, which failure continues and is not cured within thirty days after written notice from Bank to Borrower.

     3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

     4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower or Guarantor shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

     5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or Guarantor or any of its assets, which judgment, writ or warrant of attachment or similar process will have a material adverse effect on the financial condition, operations and business of Borrower or Guarantor and which remains unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the day of any proposed sale or execution under such judgment, writ, warrant of attachment or similar process.

     6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or Guarantor and, if instituted against it, shall be consented to.

     7. REVOCATION OF GUARANTEE. The revocation of any guarantee by the Guarantor.



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
    8. DEFAULT BY GUARANTOR. An event of default shall occur in the Guarantor's Credit Agreement as such may be amended, modified, superseded, replaced or restated, or modified or in any other agreement or document executed by Guarantor in favor of Bank.

E.  Miscellaneous Provisions.

    1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement of any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    2. TERMINATION. Upon thirty days written notice to Lender, Borrower may terminate this agreement in full, provided that, upon such time of notice and upon the effective termination date, the Borrower has no outstanding principal, interest, penalties, or any other amounts due under this agreement. Upon termination, Lender's interest in all Collateral of Borrower shall cease.

    3. NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this agreement shall be in writing and shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, with signature required by recipient, addressed as follows:

        Notices to Borrower:

                   Gregory S. Saunders
                   Chief Financial Officer
                   New Arts Acquisition, Inc.
                   395 Oyster Point Boulevard, Suite 500
                   South San Francisco, California 94080-1933

        With a copy (which shall
        not constitute notice) to:

                   Robert P. Barbarowicz
                   Secretary
                   395 Oyster Point Boulevard, Suite 500
                   South San Francisco, California 94080-1933

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
          Notices to Bank:

               Joseph J. McCarthy, Vice President
               Imperial Bank
               East Bay Regional Office
               1331 N. California Blvd.
               Suite 320
               Walnut Creek, Ca 94596-9504
               Atten: Commercial Lending

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressees (with the return receipt, the delivery receipt, the affidavit of messenger being conclusive evidence of such delivery) or at such time as delivery refused by the addressees upon presentation.

F.   Applicable Law and Reference Provisions

     1. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of which the parties hereby agree to submit.

     2.   REFERENCE PROVISIONS.

          (a). Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of
               Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property securing this Agreement, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
               Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if




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
               possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644.90 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty
               (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

          (b). Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (c). The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          (d). In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.




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

AGREED TO AND ACCEPTED:


NEW ARTS ACQUISITION, INC.                  IMPERIAL BANK

BY /s/ GREG SANDERS, EVP      DATE 9/17/97  BY /s/ JOSEPH McCARTHY  DATE 9/17/97
  --------------------------      --------    ---------------------     --------
  (SIGNATURE AND TITLE)                       (SIGNATURE AND TITLE)

BY /s/ ROBERT P. BARBAROWICZ  DATE 9/17/97
  --------------------------      --------
  (SIGNATURE AND TITLE)
  EXECUTIVE VICE PRESIDENT &
    SECRETARY





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

Schedule A                     Numbers in $000's                               Fiscal Year
                                                        -----------------------------------------------------------
Amounts herein are estimates only                         1998       1999        2000          2001           2002
and subject to change                                   ------     ------     -------     ---------      ---------

Total est. NAIG cash flow before dividends,             $3,413     $5,718     $ 8,459     $  12,812      $ 11,185
after debt service

Less Maximum Dividend Allowance (MDA)                    1,904      1,904       1,904         1,904         1,904
(based on $.48/sh.)
                                                        ------     -----      ------      --------      ----------
Excess Cash Flow (ECF) available for                    $1,509     $3,814      $8,555       $10,908        $9,281
prepayment of term loan

Principal Payment Percentage (PPP)                        50.0%      30.0%       20.0%         10.0%         10.0%

                                                        ------      -----     --------     --------      ---------
Prospective Excess Cash Flow Principal                   $ 754     $1,144      $1,311        $1,091        $  928
Payment (ECFPP)
Cumulative prospective ECFPP                               754      1,899       3,210         4,300         5,228
                                                        ------     ------    -------     ---------      ---------